Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Adam Reiffe, Sr. Director, Investor Relations - 201-847-6927
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD Reports Third Quarter Fiscal 2024 Financial Results

Strong Margin Execution Drives Performance in Quarter

•Revenue of $5.0 billion as reported, adjusted revenue of $5.1 billion, driven by strong organic revenue growth
•GAAP and adjusted diluted EPS of $1.68 and $3.50 grew 23.5% and 18.2%, respectively
•Year-to-date Cash from Continuing Operations grew 60% to $2.7 billion and Free Cash Flow grew over 100% to $2.2 billion, increasing $1.0 billion and $1.2 billion since the prior year, respectively
•The company updated its fiscal 2024 GAAP revenue growth guidance to approximately 3.7%, and its organic revenue growth guidance to 5.0% to 5.25%
•The company increased its fiscal 2024 adjusted diluted EPS guidance by 5 cents at the midpoint to $13.05 to $13.151

FRANKLIN LAKES, NJ (August 1, 2024) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its third quarter of fiscal 2024, which ended June 30, 2024.

"We delivered strong performance across multiple parts of our portfolio, and accelerated margin expansion and cash flow driven by growing momentum of our BD Excellence operating system,” said Tom Polen, chairman, CEO and president of BD. “It’s never been clearer that our teams are transforming BD into the innovative MedTech leader we set out to be when we launched our BD 2025 strategy, and our focused efforts have positioned us well to achieve our increased fiscal 2024 earnings guidance and deliver on our long-term goals."

1 BD does not attempt to provide reconciliations of forward-looking adjusted diluted EPS guidance to the comparable GAAP measure. See the discussion below under "Assumptions and Outlook for Full Year Fiscal 2024."

Recent Business and Corporate Sustainability Highlights

•The company announced a definitive agreement to acquire Edwards Lifesciences' Critical Care Product Group for $4.2 billion, enhancing BD's portfolio of smart connected care solutions, AI-based technologies and becoming an advanced monitoring technology leader.
•BD Life Sciences:
•The Integrated Diagnostics Solutions business unit announced US FDA approval for self-collection of samples for cervical cancer screening in a healthcare setting.

•The Biosciences business unit announced the commercial launch of the BD Rhapsody™ ATAC-Seq Assay, a new offering for the Rhapsody platform that expands our single cell capabilities to serve epigenomics - an adjacent and rapidly growing area of DNA regulation research focused on cancer and infectious diseases.
•BD issued its Fiscal Year 2023 Together We Advance Corporate Sustainability Report and announced it has surpassed its Scope 1 and 2 science-based greenhouse gas (GHG) emissions reduction targets for FY 2023 by 5 percentage points, with a reduction of 18% versus its fiscal 2019 baseline.
•Issued 2023 Product Security Annual Report, highlighting the company's leadership and commitment to product security, transparency and collaboration.

Third Quarter Fiscal 2024 Operating Results

	Three Months Ended June 30,		Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1,3]
(Millions of dollars, except per share amounts)	2024	2023
Revenues	$4,990	$4,878	2.3%	2.9%
Adjusted Revenues[1,2]	$5,057	$4,878	3.7%	4.3%	5.2%

Reported Diluted Earnings per Share	$1.68	$1.36	23.5%	33.1%
Adjusted Diluted Earnings per Share[1]	$3.50	$2.96	18.2%	22.6%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.
2Adjusted Revenues excludes the recognition of accruals resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to the current fiscal year.
3Organic Revenue growth denotes foreign currency neutral Adjusted Revenues further adjusted for the impact to revenues from acquisitions and divestitures during the first 12 months post-acquisition/divestiture.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended June 30,		Reported Change	Foreign Currency Neutral Change[1]
	2024	2023
United States	$2,891	$2,772	4.3%	4.3%
Adjusted United States[1,2]	2,897	2,772	4.5%	4.5%

International	$2,098	$2,106	(0.3)%	1.1%
Adjusted International[1,2]	2,160	2,106	2.6%	4.0%

Total Revenues	$4,990	$4,878	2.3%	2.9%
Adjusted Total Revenues[1,2]	$5,057	$4,878	3.7%	4.3%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.
2Adjusted Revenues excludes the recognition of accruals resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to the current fiscal year.

Segment Results

Revenues (Millions of dollars)	Three Months Ended June 30,		Reported Change	Foreign Currency Neutral Change[1]	Organic Revenue Change[1,3]
	2024	2023
BD Medical	$2,558	$2,434	5.1%	5.6%	5.6%

BD Life Sciences	$1,260	$1,226	2.7%	3.5%	3.5%

BD Interventional	$1,240	$1,218	1.8%	2.6%	6.4%

Other[2]	$(67)	$—	(100.0)%	(100.0)%	(100.0)%

Total Revenues	$4,990	$4,878	2.3%	2.9%
Adjusted Revenues[1,2]	$5,057	$4,878	3.7%	4.3%	5.2%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.
2Adjusted Revenues excludes "Other" which represents the recognition of accruals resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to the current fiscal year.
3Organic Revenue growth denotes foreign currency neutral Adjusted Revenues further adjusted for the impact to revenues from acquisitions and divestitures during the first 12 months post-acquisition/divestiture.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS), and Pharmaceutical Systems (PS) business units. BD Medical revenue growth was driven by MMS and MDS.
•MDS performance reflects strong volume growth across the portfolio with increased market position in Vascular Access Management and hypodermic products that was partially offset by the impact of market dynamics in China, as anticipated.
•MMS performance reflects high double-digit growth in Infusion driven by BD Alaris™ and higher utilization of infusion sets that was partially offset by the prior-year comparison in Dispensing Solutions.
•PS performance reflects strong double-digit growth in Biologics and GLP-1s that was offset by expected transitory market dynamics including customer inventory de-stocking in anti-coagulants and vaccines.

The BD Life Sciences segment includes the Integrated Diagnostic Solutions (IDS) and Biosciences (BDB) business units. BD Life Sciences revenue growth was driven by IDS.
•IDS performance reflects high-single digit growth in Specimen Management driven by broad volume strength across the BD Vacutainer™ portfolio and customer upgrades to higher value products.
•BDB performance reflects transitory market dynamics that resulted in lower market demand for instruments that was partially offset by growth in clinical reagents.

The BD Interventional segment includes the Surgery, Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional organic revenue growth was driven by performance across the segment.
•Surgery performance reflects double-digit organic growth across all three major platforms - Advanced Repair & Reconstruction, Infection Prevention, and Biosurgery. The unit's performance also reflects the impact from the divestiture of the Surgical Instrumentation platform.
•PI performance reflects double-digit growth in the Peripheral Vascular Disease portfolio that was partially offset by a decline in Oncology, primarily driven by market dynamics in China.
•UCC performance reflects strong double-digit growth in the PureWick™ franchise with continued adoption of both the Male and Female portfolios.

Assumptions and Outlook for Full Year Fiscal 2024

The company provided the following guidance with respect to fiscal 2024.

The company updated its fiscal 2024 revenue growth guidance, reflecting market dynamics partially offset by continued broad strength across its portfolio. The company increased its adjusted diluted earnings per share guidance by 5 cents at the midpoint to a range of $13.05 to $13.15 driven by the strength of its margin performance and updated margin outlook for the full fiscal year.

	Fiscal 2024 Guidance as of August 1, 2024	Fiscal 2024 Guidance as of May 2, 2024
GAAP Revenues	~$20.1 billion	~$20.1 to $20.3 billion
GAAP Revenue Growth	~3.7%
Adjusted Revenues	~$20.1 to $20.2 billion	n/a
Organic Revenue Growth (FXN)	5.0% to 5.25%	5.5% to 6.25%

Adjusted Diluted EPS	$13.05 to $13.15	$12.95 to $13.15
Adjusted Diluted EPS Growth	6.9% to 7.7%	6.1% to 7.7%
Estimated Impact of Surgical Instrumentation Platform Divestiture included in Adjusted Diluted EPS	(~75) basis points	(~75) basis points

BD's outlook for fiscal 2024 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its third fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2024 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin-related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of BD’s financial performance. We also present our estimated organic revenue growth for our 2024 fiscal year after adjusting for the illustrative impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2024 fiscal year in relation to our underlying 2023 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts, and news media to discuss its third quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, August 1, 2024. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 800-839-2385 (domestic) and 402-220-7203 (international) through the close of business on Thursday, August 8, 2024. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include adjusted revenues, revenue growth rates on a currency-neutral, adjusted, and organic basis, adjusted diluted earnings per share, and free cash flow. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our operating results, and to understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted revenues for the third quarter and the first nine months of fiscal year 2024 after eliminating the recognition of accruals resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, which substantially relate to years prior to the current fiscal year, because we believe these items affect the comparability of the periods presented to prior periods.

We also present adjusted diluted earnings per share for the third quarter and the first nine months of fiscal year 2024, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, transaction and financing costs, spin-off related costs, certain regulatory costs, certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. In particular, current and prior-year adjusted diluted earnings per share results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the third quarter and first nine months of fiscal year 2024 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year periods after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior periods. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to the prior periods.

We also present free cash flow for the first nine months of fiscal year 2024 over the corresponding prior period, which is net cash provided by continuing operating activities less capital expenditures, to provide a view of the Company's ability to generate cash for use in acquisitions and other investing and financing activities. Free cash flow is not a measure of cash available for discretionary expenditures given that we have certain non-discretionary obligations such as debt service that are not deducted from the measure. We believe the presentation of results of free cash flow in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to the prior period.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its more than 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and on X (formerly known as Twitter) @BDandCo.

***

This press release and accompanying audio webcast on August 1, 2024 contain certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, future revenues, margins, earnings per share, leverage targets and capital deployment. All such statements are based upon current expectations and assumptions of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to such forward-looking statements, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to macroeconomic conditions and their impact on our operations and healthcare spending generally, including any impact of disruptions in the global transportation networks or other aspects of our supply chain on our ability to source raw materials, components and energy sources needed to produce our products, labor constraints or disputes, inflationary pressures, currency rate fluctuations, and increased interest rates and borrowing costs; conditions in international markets, including geopolitical developments such as the evolving situations in Russia and Ukraine, the Middle East and Asia, which could adversely impact our operations; competitive factors including technological advances and new products or novel medical therapies introduced by competitors; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns or non-compliance with applicable regulatory requirements (such as non-compliance of our products with registration requirements resulting from modifications to such products, or other factors) resulting in product recalls or actions being taken with respect to our products; changes to legislation or regulations impacting the U.S. or foreign healthcare systems, changes in medical practices or in the preference of healthcare consumers, potential cuts in governmental research or other healthcare spending, or governmental or private measures to contain healthcare costs, such as China’s volume-based procurement tender process or changes in pricing and reimbursement policies, which could result in reduced demand for our products or downward pricing pressure; increased labor costs and labor shortages or disputes; new or changing laws and regulations impacting our business (including the imposition of tariffs, sanctions, changes in tax laws, new environmental laws and regulations (such as those related to climate change or materials of concern), new cybersecurity, artificial intelligence or privacy laws, or changes in laws impacting international trade or anti-corruption and bribery, or changes in reporting requirements or enforcement practices with respect to such laws; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations; the adverse impact of information and technology system disruptions, including disruptions caused by cyberattacks, on our business or products; risks relating to our overall indebtedness; the possible impact of public health crises on our business and the global healthcare system, which could decrease demand for our products, disrupt our operations or the operations of our customers and companies within our supply chain, or increase transportation costs; interruptions in our manufacturing or sterilization processes or those of our third-party providers, including any restrictions placed on the use of ethylene oxide for sterilization; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; the overall timing of the replacement or remediation of the BD Alaris™ Infusion System and return to market in the U.S., which may be impacted by, among other things, customer readiness, supply continuity and our continued engagement with the FDA; our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation and/or investigations and/or subpoenas (as described in BD’s filings with the Securities and Exchange Commission ("SEC")); and the issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the SEC. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended June 30,
	2024	2023	% Change
REVENUES	$4,990	$4,878	2.3

Cost of products sold	2,683	2,778	(3.4)
Selling and administrative expense	1,196	1,190	0.5
Research and development expense	299	306	(2.3)
Integration, restructuring and transaction expense	112	70	60.6
Other operating expense (income), net	98	(13)	828.7
TOTAL OPERATING COSTS AND EXPENSES	4,388	4,329	1.3
OPERATING INCOME	602	549	9.7

Interest expense	(137)	(119)	15.4
Interest income	48	24	98.7
Other (expense) income, net	(13)	17	(173.8)
INCOME BEFORE INCOME TAXES	500	471	6.1
Income tax provision	13	64	(79.7)
NET INCOME	487	407	19.6
Preferred stock dividends	—	(15)	(100.0)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$487	$392	24.2

Basic Earnings per Share	$1.68	$1.37	22.6
Diluted Earnings per Share	$1.68	$1.36	23.5

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	289,562	286,317
Diluted	290,253	287,944

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Nine Months Ended June 30,
	2024	2023	% Change
REVENUES	$14,741	$14,285	3.2

Cost of products sold	8,103	7,816	3.7
Selling and administrative expense	3,601	3,581	0.6
Research and development expense	888	956	(7.2)
Integration, restructuring and transaction expense	288	175	64.3
Other operating expense (income), net	86	(7)	1,400.6
TOTAL OPERATING COSTS AND EXPENSES	12,966	12,523	3.5
OPERATING INCOME	1,775	1,762	0.8

Interest expense	(373)	(339)	10.2
Interest income	108	40	171.9
Other (expense) income, net	(19)	18	(205.3)
INCOME BEFORE INCOME TAXES	1,491	1,481	0.7
Income tax provision	186	104	78.2
NET INCOME	1,305	1,376	(5.2)
Preferred stock dividends	—	(60)	(100.0)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$1,305	$1,316	(0.8)

Basic Earnings per Share	$4.50	$4.62	(2.6)
Diluted Earnings per Share	$4.49	$4.60	(2.4)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	289,815	284,830
Diluted	290,857	286,368

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	June 30, 2024	September 30, 2023
	(Unaudited)
ASSETS
Cash and equivalents	$4,459	$1,416
Restricted cash	28	65
Short-term investments	851	8
Trade receivables, net	2,596	2,534
Inventories	3,255	3,273
Prepaid expenses and other	1,018	1,380
TOTAL CURRENT ASSETS	12,207	8,676
Property, plant and equipment, net	6,518	6,557
Goodwill and other intangibles, net	34,456	35,469
Other assets	2,401	2,078
TOTAL ASSETS	$55,582	$52,780
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$1,192	$1,141
Other current liabilities	5,413	5,500
Long-term debt	18,131	14,738
Long-term employee benefit obligations	907	1,023
Deferred income taxes and other liabilities	4,071	4,582
Shareholders’ equity	25,868	25,796
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$55,582	$52,780

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Nine Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES
Net income	$1,305	$1,376
Depreciation and amortization	1,700	1,701
Change in operating assets and liabilities and other, net	(340)	(1,413)
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	2,666	1,665
INVESTING ACTIVITIES
Capital expenditures	(429)	(580)
Purchases of investments, net	(830)	—
Other, net	(318)	(272)
NET CASH USED FOR INVESTING ACTIVITIES	(1,577)	(853)
FINANCING ACTIVITIES
Change in short-term debt	—	49
Proceeds from long-term debt	4,517	1,662
Payments of debt	(1,142)	(1,716)
Repurchases of common stock	(500)	—
Dividends paid	(825)	(849)
Other, net	(88)	(105)
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	1,963	(959)
Net cash used for operating activities of discontinued operations	(46)	—
Effect of exchange rate changes on cash and equivalents and restricted cash	—	13
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS AND RESTRICTED CASH	3,006	(134)
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,481	1,159
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$4,487	$1,024

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2024	2023	% Change
BD MEDICAL
Medication Delivery Solutions	$670	$628	6.8
Medication Management Solutions	680	587	15.9
Pharmaceutical Systems	158	186	(15.4)
TOTAL	$1,508	$1,400	7.6

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$405	$398	1.9
Biosciences	141	148	(5.0)
TOTAL	$546	$546	—

BD INTERVENTIONAL
Surgery	$283	$298	(4.8)
Peripheral Intervention	263	256	2.8
Urology and Critical Care	297	272	9.1
TOTAL	$844	$826	2.1

Other(1)	$(6)	$—	(100.0)

TOTAL UNITED STATES	$2,891	$2,772	4.3
(1) Represents an accrual resulting from a legal matter and which substantially relates to years prior to the current fiscal year. This amount was not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$453	$459	$(6)	(1.3)	—
Medication Management Solutions	160	167	(1)	(4.0)	(3.4)
Pharmaceutical Systems	437	408	(4)	7.2	8.3
TOTAL	$1,050	$1,033	$(12)	1.6	2.7

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$491	$460	$(7)	6.8	8.2
Biosciences	222	220	(2)	1.1	2.2
TOTAL	$714	$680	$(9)	4.9	6.2

BD INTERVENTIONAL
Surgery	$93	$90	$(2)	3.1	5.1
Peripheral Intervention	225	225	(5)	—	2.4
Urology and Critical Care	78	77	(3)	1.4	5.6
TOTAL	$396	$392	$(10)	1.0	3.7

Other(1)	$(62)	$—	$—	(100.0)	(100.0)

TOTAL INTERNATIONAL	$2,098	$2,106	$(31)	(0.3)	1.1
(1) Represents the recognition of an accrual resulting from recent developments relating to the Italian government medical device pay back legislation and which substantially relates to years prior to the current fiscal year. This amount was not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,123	$1,086	$(6)	3.4	3.9
Medication Management Solutions	840	754	(1)	11.5	11.6
Pharmaceutical Systems	594	594	(4)	0.1	0.9
TOTAL	$2,558	$2,434	$(12)	5.1	5.6

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$896	$858	$(7)	4.5	5.3
Biosciences	363	368	(2)	(1.4)	(0.7)
TOTAL	$1,260	$1,226	$(9)	2.7	3.5

BD INTERVENTIONAL
Surgery	$376	$388	$(2)	(3.0)	(2.5)
Peripheral Intervention	488	481	(5)	1.5	2.6
Urology and Critical Care	375	349	(3)	7.4	8.3
TOTAL	$1,240	$1,218	$(10)	1.8	2.6

Other(1)	$(67)	$—	$—	(100.0)	(100.0)

TOTAL REVENUES	$4,990	$4,878	$(31)	2.3	2.9
(1) Represents the recognition of accruals resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to the current fiscal year. Such amounts were not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2024	2023	% Change
BD MEDICAL
Medication Delivery Solutions	$1,971	$1,863	5.8
Medication Management Solutions	1,883	1,701	10.7
Pharmaceutical Systems	442	478	(7.5)
TOTAL	$4,297	$4,042	6.3

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,286	$1,327	(3.1)
Biosciences	426	444	(4.1)
TOTAL	$1,712	$1,772	(3.4)

BD INTERVENTIONAL
Surgery	$851	$880	(3.3)
Peripheral Intervention	762	748	1.8
Urology and Critical Care	930	794	17.2
TOTAL	$2,543	$2,421	5.0

Other(1)	$(6)	$—	(100.0)

TOTAL UNITED STATES	$8,546	$8,235	3.8

(1) Represents an accrual resulting from a legal matter and which substantially relates to years prior to the current fiscal year. This amount was not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,310	$1,332	$4	(1.6)	(1.9)
Medication Management Solutions	475	483	6	(1.5)	(2.7)
Pharmaceutical Systems	1,154	1,092	5	5.7	5.2
TOTAL	$2,940	$2,907	$15	1.1	0.6

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,451	$1,371	$6	5.8	5.4
Biosciences	689	660	3	4.4	4.0
TOTAL	$2,139	$2,031	$8	5.3	4.9

BD INTERVENTIONAL
Surgery	$273	$252	$—	8.6	8.7
Peripheral Intervention	669	635	(5)	5.4	6.2
Urology and Critical Care	234	225	(5)	3.9	5.9
TOTAL	$1,177	$1,112	$(10)	5.8	6.7

Other(1)	$(62)	$—	$—	(100.0)	(100.0)

TOTAL INTERNATIONAL	$6,195	$6,050	$13	2.4	2.2

(1) Represents the recognition of an accrual resulting from recent developments relating to the Italian government medical device pay back legislation and which substantially relates to years prior to the current fiscal year. This amount was not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$3,282	$3,195	$4	2.7	2.6
Medication Management Solutions	2,359	2,184	6	8.0	7.8
Pharmaceutical Systems	1,596	1,570	5	1.7	1.3
TOTAL	$7,237	$6,949	$15	4.1	3.9

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$2,737	$2,699	$6	1.4	1.2
Biosciences	1,115	1,104	3	1.0	0.7
TOTAL	$3,852	$3,803	$8	1.3	1.1

BD INTERVENTIONAL
Surgery	$1,124	$1,131	$—	(0.6)	(0.6)
Peripheral Intervention	1,431	1,383	(5)	3.5	3.9
Urology and Critical Care	1,165	1,019	(5)	14.3	14.7
TOTAL	$3,720	$3,533	$(10)	5.3	5.6

Other(1)	$(67)	$—	$—	(100.0)	(100.0)

TOTAL REVENUES	$14,741	$14,285	$13	3.2	3.1
(1) Represents the recognition of accruals resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to the current fiscal year. Such amounts were not allocated to our reportable segments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO ADJUSTED REVENUE CHANGE TO ORGANIC REVENUE CHANGE
Three Months Ended June 30,
(Unaudited; Amounts in millions)

				D = (A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
TOTAL REVENUES	$4,990	$4,878	$(31)	2.3	2.9
Add: Reduction for government legislative and legal matters(1)	67	—	—	100.0	100.0
Adjusted Revenues	$5,057	$4,878	$(31)	3.7	4.3
Less: Inorganic revenue adjustment (2)	—	43	—	(100.0)	(100.0)
Organic Revenue	$5,057	$4,835	$(31)	4.6	5.2

BD INTERVENTIONAL REVENUES	$1,240	$1,218	$(10)	1.8	2.6
Less: Inorganic revenue adjustment (2)	—	43	—	(100.0)	(100.0)
BD Interventional Organic Revenue	$1,240	$1,175	$(10)	5.5	6.4

(1) Represents the recognition of accruals resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to the current fiscal year.
(2) Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture. Divestitures include: the sale of the Surgical Instrumentation platform in the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED GEOGRAPHIC REVENUE TO ADJUSTED GEOGRAPHIC
Three Months Ended June 30,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2024	2023	FX Impact	Reported	FXN
UNITED STATES REVENUES	$2,891	$2,772	$—	4.3	4.3
Add: Reduction for legal matters(1)	6	—	—	100.0	100.0
Adjusted United States Revenues	$2,897	$2,772	$—	4.5	4.5

INTERNATIONAL REVENUES	$2,098	$2,106	$(31)	(0.3)	1.1
Add: Reduction for government legislative matters(1)	62	—	—	100.0	100.0
Adjusted International Revenues	$2,160	$2,106	$(31)	2.6	4.0

Total Revenues	$4,990	$4,878	$(31)	2.3	2.9
Add: Reduction for government legislative and legal matters(1)	67	—	—	100.0	100.0
Adjusted Total Revenues	$5,057	$4,878	$(31)	3.7	4.3

(1) Represents the recognition of accruals resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to the current fiscal year.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION FROM NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES TO FREE CASH FLOW
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=A-B	D=C/B
	2024	2023	Change	% Change
Net Cash Provided by Continuing Operating Activities	$2,666	$1,665	$1,001	60.1%
Capital Expenditures	(429)	(580)	151	(26.0)%
Free Cash Flow	$2,237	$1,085	$1,152	106.2%

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended June 30,
	2024	2023	Change	FX Impact	FXN Change	Change %	FXN Change %
Reported Diluted Earnings per Share	$1.68	$1.36	$0.32	$(0.13)	$0.45	23.5%	33.1%
Purchase accounting adjustments ($352 million and $362 million pre-tax, respectively) (1)	1.21	1.26		—
Integration costs ($7 million and $8 million pre-tax, respectively) (2)	0.03	0.03		—
Restructuring costs ($95 million and $62 million pre-tax, respectively) (2)	0.33	0.21		—
Transaction Costs ($10 million pre-tax) (3)	0.03	—		—
Financing Costs (($2) million pre-tax) (3)	(0.01)	—		—
European regulatory initiative-related costs ($25 million and $33 million pre-tax, respectively) (4)	0.09	0.12		—
Product, litigation, and other items ($174 million and $93 million pre-tax, respectively) (5)	0.60	0.32		—
Tax impact of specified items and other tax related (($133) million and ($98) million, respectively)	(0.46)	(0.34)		—
Adjusted Diluted Earnings per Share	$3.50	$2.96	$0.54	$(0.13)	$0.67	18.2%	22.6%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs and financing impacts associated with the agreement to acquire Edwards Lifesciences' Critical Care Product Group. The transaction costs are recorded in Integration, restructuring and transaction expense and the financing impacts are recorded in Interest income and Interest expense.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2024 reflects the recognition of $67 million in accruals as an impact to Revenues resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to our current fiscal year, as well as charges to Other operating expense (income), net related to legal matters, including a $50 million charge to accrue an estimated liability for the SEC investigation with respect to, among other things, certain reporting issues involving BD AlarisTM infusion pumps included in SEC disclosures prior to 2021, based on discussions with the SEC with respect to the potential for resolving this matter. The Company cannot anticipate the timing, scope, outcome or ultimate impact of the SEC investigation, financial or otherwise, including but not limited to what actions the SEC might pursue against the Company and/or individuals. As a result, the ultimate resolution is unknown at this time, and it is possible that the amount of the Company's liability could significantly exceed its currently accrued amount. The amount in 2023 includes a charge to Cost of products sold of $90 million to adjust the estimate of future product remediation costs.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Nine Months Ended June 30,
	2024	2023	Change	FX Impact	FXN Change	Change %	FXN Change %
Reported Diluted Earnings per Share	$4.49	$4.60	$(0.11)	$(0.43)	$0.32	(2.4)%	7.0%
Purchase accounting adjustments ($1.076 billion and $1.071 billion pre-tax, respectively) (1)	3.70	3.74		—
Integration costs ($17 million and $55 million pre-tax, respectively) (2)	0.06	0.19		—
Restructuring costs ($262 million and $120 million pre-tax, respectively) (2)	0.90	0.42		0.01
Transaction Costs ($9 million pre-tax) (3)	0.03	—		—
Financing Costs (($2) million pre-tax) (3)	(0.01)	—		—
Separation-related items ($7 million and $10 million pre-tax, respectively) (4)	0.02	0.03		—
European regulatory initiative-related costs ($72 million and $103 million pre-tax, respectively) (5)	0.25	0.36		—
Product, litigation, and other items ($169 million and $97 million pre-tax, respectively) (6)	0.58	0.34		—
Tax impact of specified items and other tax related (($197) million and ($253) million, respectively)	(0.68)	(0.88)		—
Adjusted Diluted Earnings per Share	$9.34	$8.80	$0.54	$(0.42)	$0.96	6.1%	10.9%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents transaction costs and financing impacts associated with the agreement to acquire Edwards Lifesciences' Critical Care Product Group. The transaction costs are recorded in Integration, restructuring and transaction expense and the financing impacts are recorded in Interest income and Interest expense.
(4)Represents costs recorded to Other operating expense (income), net incurred in connection with the separation of BD's former Diabetes Care business.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain legal matters, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2024 reflects the recognition of $67 million in accruals as an impact to Revenues resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to our current fiscal year, as well as charges to Other operating expense (income), net related to legal matters, including a $50 million charge to accrue an estimated liability for the SEC investigation with respect to, among other things, certain reporting issues involving BD AlarisTM infusion pumps included in SEC disclosures prior to 2021, based on discussions with the SEC with respect to the potential for resolving this matter. The Company cannot anticipate the timing, scope, outcome or ultimate impact of the SEC investigation, financial or otherwise, including but not limited to what actions the SEC might pursue against the Company and/or individuals. As a result, the ultimate resolution is unknown at this time, and it is possible that the amount of the Company's liability could significantly exceed its currently accrued amount. The amount in 2023 includes a charge to Cost of products sold of $90 million to adjust the estimate of future product remediation costs.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2024 OUTLOOK RECONCILIATION

	Full Year FY 2023	Full Year FY 2024 Outlook
	($ in millions)	% Change	Revenues
BDX Reported Revenues	$19,372

FY 2024 Reported Revenue Growth		~3.7%
Revenue Adjustment Impact		(~35) basis points
Illustrative Foreign Currency (FX) Impact		(~35) basis points
FY 2024 Revenue Growth (adjusted)(FXN)		+4.25% to 4.5%
FY 2024 Inorganic Impact to Revenue Growth		(~75) basis points
FY 2024 Organic Revenue Growth(FXN)		+5.0% to +5.25%

Total FY 2024 Revenues			~$20.1 billion
Revenue Adjustment Impact			$0.067 billion
Total FY 2024 Revenues (adjusted)			~$20.1 to $20.2 billion

Notes
- Revenue Adjustment Impact reflects the recognition of accruals resulting from recent developments relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to the current fiscal year.
- Inorganic Impact to Revenue Growth reflects the revenue decline attributable to divestitures for the first 12 months post-divestiture.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2024 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY 2024 Outlook
	Full Year FY 2023 from Continuing Operations	Total Company
Reported Diluted Earnings per Share	$5.10
Purchase accounting adjustments ($1.434 billion pre-tax) (1)	4.97
Integration costs ($67 million pre-tax) (2)	0.23
Restructuring costs ($239 million pre-tax) (2)	0.83
Separation-related items ($14 million pre-tax) (3)	0.05
European regulatory initiative-related costs ($139 million pre-tax) (4)	0.48
Product, litigation, and other items ($554 million pre-tax) (5)	1.92
Income tax benefit of special items (($399) million)	(1.38)
Adjusted Diluted Earnings per Share	$12.21	$13.05 to $13.15
Adjusted Diluted Earnings per Share Percentage Change		+6.9% to +7.7%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with integration and restructuring activities.
(3)Represents costs recorded to Other operating (income) expense, net incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. The amount in 2023 includes a charge of $653 million to adjust the estimate of future product remediation costs to Cost of products sold and a charge of $57 million related to pension settlement costs to Other expense, net. The amount in 2023 also includes a gain of $268 million related to the sale of our Surgical Instrumentation platform recorded to Other operating (income) expense, net.